EXHIBIT 99.2


                       QUAKER CHEMICAL CORPORATION                      KWR
                [LOGO] CONSHOHOCKEN, PA 19428                           LISTED
                       610-832-4000                                     NYSE
                                                                        [LOGO]

FOR RELEASE:                                      CONTACT:

    IMMEDIATE                                     THOMAS F. KIRK
                                                  VICE PRESIDENT AND
                                                  CHIEF FINANCIAL OFFICER
                                                  (610) 832-4102

                                 N E W S
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    QUAKER CHEMICAL ANNOUNCES RECORD YEAR AND FOURTH QUARTER SALES AND
           IMPROVED OPERATING RESULTS OFFSET BY SPECIAL CHARGES


February 13, 1997


CONSHOHOCKEN, PA -- Quaker Chemical Corporation today announced operating results for the fourth quarter and twelve months ended December 31, 1996. Net sales for the year were a record $240.3 million, an increase of 6% over 1995. Income was $9.3 million and earnings per share were $1.08, improvements of 39% and 42%, respectively, over 1995 results, excluding the effect of a special charge of $24.5 million in 1996 ($13.1 million recognized in the third quarter and $11.4 million in the fourth quarter). With this special charge included, the Company's results were a net loss of $7.6 million or $.88 per share.

Net sales for the fourth quarter were $60.5 million, 9% higher than the fourth quarter of 1995. Income was $2.2 million and earnings per share were $.25, a $2.0 million or $.23 per share increase over a weak fourth quarter of 1995, excluding the effect of the fourth quarter special charge of $11.4 million. With this special charge included, the Company's results were a net loss of $6 million or $.70 per share. Also affecting the fourth quarter of 1996 was an additional provision of approximately $1.3 million for estimated future remediation costs related to certain soil and groundwater contamination at a Company facility.

Ronald J. Naples, President and Chief Executive Officer, noted that fourth quarter performance benefitted from the strong level of sales and the Company's continued improvement in operations. He added that the significant increase in operating earnings compared to 1995 was due largely to strong volume and strengthening prices in Europe, generally improved performance in the Company's other operating units, and continued stable raw material costs.

Mr. Naples stated that the implementation of the previously announced plan to improve manufacturing capacity utilization, customer responsiveness, operating efficiencies, and asset returns resulted in pretax charges of $11.4 million ($8.3 million after tax or $.95 per share) in the fourth quarter and $24.5 million ($16.9 million after tax or $1.96 per share) for the year, approximately $1.5 million higher than originally estimated.
Mr. Naples added that the fourth quarter charges, about two-thirds of which were non-cash, consisted of a $6.2 million charge to restructure research and other functional activities in Europe and a $5.2 million write-down of the Company's investment in its Fluid Recycling Services Company ("FRS") joint venture. The determination to take the FRS charge was made after extensive analysis of FRS's past performance and future prospects compared to the Company's level of investment.

Quaker Chemical Corporation, headquartered in Conshohocken, Pennsylvania, is a worldwide developer, producer, and marketer of high-quality chemical specialty products and a provider of fluid management services for industrial customers, primarily steel, automotive, and can makers around the globe.

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

                       QUAKER CHEMICAL CORPORATION
                       ---------------------------

                   CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE PERIOD ENDED DECEMBER 31,
                   ------------------------------------

                                Dollars in thousands except per share data
                                ------------------------------------------

                                 FOURTH QUARTER            TWELVE MONTHS
                             -----------------------   -----------------------
                                1996         1995         1996         1995
                                ----         ----         ----         ----
Net sales .................. $   60,449   $   55,604   $  240,251   $  227,038
Other income, net ..........        354          605        1,508        2,090
                             ----------   ----------   ----------   ----------
                                 60,803       56,209      241,759      229,128
                             ----------   ----------   ----------   ----------

Costs and expenses
  Cost of goods sold .......     34,337       33,221      138,199      135,490
  Selling, administrative
    and general expenses ...     22,589       21,410       86,853       80,115
  Repositioning charges ....      6,130                    19,230
                             ----------   ----------   ----------   ----------
                                 63,056       54,631      244,282      215,605
                             ----------   ----------   ----------   ----------

(Loss) income from operations    (2,253)       1,578       (2,523)      13,523

Interest expense ............      (430)        (505)      (1,906)      (1,712)
Interest income .............       157           84          432          286
                             ----------   ----------   ----------   ----------
(Loss) income before taxes ..    (2,526)       1,157       (3,997)      12,097

Taxes on income .............       269          533          466        4,887
                             ----------   ----------   ----------   ----------
                                 (2,795)         624       (4,463)       7,210

Asset impairment charges on
  equity company interest
  (net of tax) ..............    (3,445)                   (3,445)
Equity in net income (loss)
  of associated companies ...       193         (298)         480          (78)
Minority interest in net
  loss (income) of
  subsidiaries ..............         5         (123)        (171)        (444)
                             ----------   ----------   ----------   ----------
NET (LOSS) INCOME ...........$   (6,042)  $      203   $   (7,599)  $    6,688
                             ==========   ==========   ==========   ==========

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PER SHARE DATA:

Net (loss) income ...........    ($0.70)       $0.02       ($0.88)       $0.76

Based on weighted average
  number of shares
  outstanding ............... 8,575,074    8,803,284    8,587,178    8,810,820


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

                       QUAKER CHEMICAL CORPORATION
                       ---------------------------

               SUMMARY CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE PERIOD ENDED DECEMBER 31,
               --------------------------------------------

                                Dollars in thousands except per share data
                                ------------------------------------------

                                 FOURTH QUARTER            TWELVE MONTHS
                             -----------------------   -----------------------
                                1996         1995         1996         1995
                                ----         ----         ----         ----
NET SALES .................. $   60,449   $   55,604   $  240,251   $  227,038

GROSS MARGIN ............... $   26,112   $   22,383   $  102,052   $   91,548

OPERATING INCOME ........... $    3,523   $      973   $   15,199   $   11,433


Income before special
  charges .................. $    2,224   $      203   $    9,313   $    6,688
Special charges - after tax      (8,266)                  (16,912)
                             ----------   ----------   ----------   ----------
NET (LOSS) INCOME ...........$   (6,042)  $      203   $   (7,599)  $    6,688
                             ==========   ==========   ==========   ==========

------------------------------------------------------------------------------

PER SHARE DATA:

Income before special
  charges ..................      $0.25        $0.02        $1.08        $0.76
Special charges ............      (0.95)                    (1.96)
                             ----------   ----------   ----------   ----------
Net (loss) income ..........     ($0.70)       $0.02       ($0.88)       $0.76
                             ==========   ==========   ==========   ==========



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